UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	October 28, 2011
ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)
Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
216 Airport Drive, Rochester, NH		03867
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (518) 445-2200
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

TABLE OF CONTENTS

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 28, 2011, the Company entered into an Executive Separation Agreement with Michael J. Joyce, the Company’s President – Applied Technologies. Mr. Joyce will remain employed in his current position until January 1, 2012. Under the terms of the Agreement, beginning January 1, 2012, Mr. Joyce will receive the gross sum of $34,525 per month for a period of 24 months. Mr. Joyce will also receive certain other amounts as compensation for other benefits forfeited as the result of his departure, and will be eligible to receive a success fee of approximately $200,000 in the event that a sale of the Company’s ADS business is consummated before March 31, 2012. In exchange, Mr. Joyce released the Company from any further obligations related to his departure. A copy of the agreement is attached as an exhibit to this report.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10(o)(xvi)                Agreement between Albany International Corp. and Michael J. Joyce.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By: /s/ John B. Cozzolino

Name: John B. Cozzolino

Title: Chief Financial Officer and Treasurer

(Principal Financial Officer)

Date: November 1, 2011

EXHIBIT INDEX

Exhibit No.                 Description

Exhibit 10(o)(xvi)      Agreement between Albany International Corp. and Michael J. Joyce.